UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2007

KBS REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	000-52606	20-2985918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Item 2.03 regarding the financing arrangements entered in connection with the acquisition of the property described in Item 2.01 is incorporated by reference herein.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On November 30, 2007, KBS Real Estate Investment Trust, Inc. (the “Company”), through an indirect wholly owned subsidiary, KBS South Towne, LLC, purchased two six-story office buildings containing 269,233 rentable square feet (the “South Towne Corporate Center I and II”) from Workers Compensation Fund of Utah, which is not affiliated with the Company or its advisor, KBS Capital Advisors LLC (the “Advisor”). The South Towne Corporate Center I and II is located on an approximate 10.7-acre parcel of land at 150 West and 200 West Civic Center Drive in Sandy, Utah.

The purchase price of the South Towne Corporate Center I and II was approximately $49.8 million plus closing costs. In connection with the closing of the acquisition, the seller agreed to place $1.5 million of the purchase price into an escrow account for disbursement on or prior to February 27, 2009. Funds in escrow will be paid to the Company if there is a lease termination event or bankruptcy trigger event (as those terms are defined in the escrow agreement) with respect to the tenant E*Trade Financial Corporation. Otherwise the funds will be paid to the seller. The acquisition was funded with proceeds from a loan from an unaffiliated lender and with proceeds from the Company’s ongoing initial public offering.

The South Towne Corporate Center I was completed in 1999 and the South Towne Corporate Center II was completed in 2006. The South Towne Corporate Center I and II is approximately 89% leased by 7 tenants, including Credit Suisse First Boston (54%) and E*Trade Financial Corporation (28%). Credit Suisse First Boston has subleases associated with approximately 87% of its space. Credit Suisse First Boston is a leader across the spectrum of investment banking, capital markets and financial services, ranking in the top tier in virtually all major business segments. E*Trade is a New York based financial services company that offers online discount stock brokerage to self-directed investors as well as banking and lending products such as checking and savings accounts, money market accounts, certificates of deposit, credit cards, and mortgages.

The current aggregate annual base rent for the tenants of the South Towne Corporate Center I and II is approximately $4.7 million. As of December 2007, the current weighted-average remaining lease term for the tenants of the South Towne Corporate Center I and II is approximately 3.9 years. The Credit Suisse First Boston lease expires in November 2008, and the average annual rental rate for the Credit Suisse First Boston lease over the remaining lease term is $18.35 per square foot. The E*Trade lease expires in October 2016, and the average annual rental rate for the E*Trade lease over the remaining lease term is $25.91 per square foot. E*Trade has the right, at its option, to extend the lease for two additional five-year periods and a right of first offer on all of the space in South Towne Corporate Center I subject to certain provisions in the Credit Suisse First Boston lease. E*Trade also has the right to terminate its lease effective November 1, 2011 with nine months notice and upon payment of a termination fee.

The Company does not intend to make significant renovations or improvements to the South Towne Corporate Center I and II. Management of the Company believes that the South Towne Corporate Center I and II is adequately insured.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF COMPANY

On November 30, 2007, in connection with its acquisition of the South Towne Corporate Center I and II, the Company, through an indirect wholly owned subsidiary, entered into a $25.2 million secured 90-day bridge loan agreement with a financial institution (the “South Towne Mortgage Loan”). The loan is secured by the South Towne Corporate Center I and II. The maturity date for the South Towne Mortgage Loan is February 28, 2008 but may be extended 60 days to April 28, 2008, provided certain conditions are met (the “Extension Period”). Pursuant to the South Towne Mortgage Loan, the Company borrowed $25.2 million at a fixed rate of 140 basis points over 30-day LIBOR or 6.64% for the first 30 days of the term. If the Company does not prepay the principal of the loan immediately after such 30-day period or before, it may continue to borrow at the terms described below for another one-or two-month period, with the fixed rate reset to 140 basis points over LIBOR then in effect. Under certain circumstances the Company must pay an exit fee in connection with repayment of the loan. If the Company repays the loan, in whole or in part, on or before the maturity date, the Company must pay the lender an exit fee in an amount equal to 0.125% of the amount being repaid, unless (i) such amounts are being repaid with proceeds from a replacement financing from the lender, (ii) the Company repays the entire amount of the loan with proceeds from the sale of the property securing the loan to a bona-fide third-party purchaser or (iii) the Company repays the entire loan with borrower’s equity. Notwithstanding the above, the Company has no obligation to pay an exit fee if (a) the Company repays the loan with proceeds other than from lender refinancing and the lender has not provided the Company a reasonable quote for replacement financing or (b) the Company is repaying a portion of a loan for the sole purpose of reducing the outstanding amount of the loan to 45% of the lesser of the appraised value of the property securing the loan or the acquisition cost of the property securing the loan. The South Towne Mortgage Loan contains a cross-default and cross-collateralization provision such that this loan and eleven secured loans the Company has entered with this lender with respect to other properties and one secured loan the Company may enter with this lender in the future with respect to another property are cross-defaulted and cross-collateralized.

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During the initial term of this loan, at all times while the ratio of the loan commitment to the lesser of (i) the appraised value of the property and (ii) the acquisition cost of the property, is greater than 45%, and at all times during the Extension Period, the Company has agreed to cause the Company and its subsidiaries to comply with certain financial covenants related to their net worth, ratio of total liabilities to gross asset value, ratio of EBITDA to fixed charges, and total amount of unfunded commitments. In addition, during the term of the loan, the Company has agreed to certain restrictions regarding the distributions of the Company and KBS Limited Partnership, the Company’s operating partnership, and the indebtedness of the Company and its subsidiaries.

ITEM 8.01 OTHER EVENTS

On November 15, 2007, the Company made a distribution to its stockholders of record each day during the period from October 1, 2007 through October 31, 2007. The distributions were calculated at a rate of $0.0019178 per share per day and equal a daily amount that, if paid each day for a 365-day period, would equal a 7.0% annualized rate based on a purchase price of $10.00 per share. Stockholders may choose whether to have distributions paid in cash or to have cash distributions otherwise payable to them invested in additional shares of common stock through the Company’s dividend reinvestment plan. The aggregate amount of the distributions paid on November 15, 2007 was approximately $4.2 million.

In order that the Company’s stockholders could begin earning cash distributions, the Advisor agreed to advance funds to the Company equal to the amount by which the cumulative amount of distributions declared by the Company from January 1, 2006 through the period ending January 31, 2008 exceeds the amount of the Company’s funds from operations (as defined by NAREIT) from January 1, 2006 through January 31, 2008. The Company is only obligated to reimburse the Advisor for these expenses if and to the extent that the Company’s cumulative funds from operations for the period commencing January 1, 2006 through the date of any such reimbursement exceed the lesser of (i) the cumulative amount of any distributions declared and payable to the Company’s stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for the Company’s stockholders for the period from July 18, 2006 through the date of such reimbursement. No interest will accrue on the advance being made by the Advisor.

In addition, the Advisor agreed to defer, without interest, the payment of the asset management fees it has earned for the months of July 2006 through September 2007. Although pursuant to the advisory agreement, the Advisor may demand payment of accrued but unpaid asset management fees at any time, the Advisor does not intend to request payment of accrued but unpaid asset management fees until the Company’s cumulative funds from operations for the period commencing January 1, 2006, plus the amount of the advance from the Advisor through the date of payment of the accrued but unpaid asset management fees exceed the lesser of (i) the cumulative amount of any distributions declared and payable to the Company’s stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for the Company’s stockholders for the period from July 18, 2006 through the date of such payment. Based on this criteria for payment of deferred asset management fees, in October 2007 the Company paid the Advisor $1.0 million of the $3.2 million of asset management fees that been deferred for the months of July 2006 through September 2007. In addition, in November 2007 the Company paid the Advisor $658,682 of asset management fees for services related to the month of October 2007. If necessary in future periods, the Advisor intends to defer payment of its asset management fee if the cumulative amount of the Company’s funds from operations for the period commencing January 1, 2006 plus the amount of the advance from the Advisor is less than the cumulative amount of distributions declared and currently payable to the Company’s stockholders.

Through November 15, 2007, the Advisor had advanced an aggregate of $1.6 million for the payment of distributions and expenses in excess of revenues, all of which is outstanding. Of the $1.6 million advanced from the Advisor to cover distributions and expenses in excess of revenues as of November 15, 2007, no amount has been advanced since January 2007. As of November 15, 2007, there were $2.2 million of accrued but unpaid asset management fees for the months of July 2006 through September 2007.

The Company’s funds from operations (“FFO”) were approximately $4,354,000 for the month ended October 31, 2007 and distributions declared for the month of October were approximately $4,183,000. During the Company’s offering stage, when the Company may raise capital in the offering more quickly than it acquires income-producing assets, there is a greater risk that the Company will not be able to pay distributions solely from its FFO.

The Company notes that its quarterly reports are prepared and reviewed at the end of its fiscal quarter and adjustments may be made that affect its current estimate of funds from operations and net income for the month of October 2007. However, the Company does not believe that these adjustments would be material.

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Funds from Operations

The Company believes that FFO is a beneficial indicator of the performance of any equity REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. The Company’s management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictability over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, the Company believes that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of the Company’s performance relative to its competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition or may interpret the current NAREIT definition differently than the Company does.

FFO is a non-GAAP financial measure and does not represent net income as defined by GAAP. Net income as defined by GAAP is the most relevant measure in determining operating performance because FFO includes adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization. Accordingly, FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance.

The calculation of FFO, which the Company believes is consistent with the calculation of FFO as defined by NAREIT, is presented in the following table for the month ended October 31, 2007 (in thousands):

For the Month Ended October 31, 2007
Net income	$(969)
Add:
Depreciation of real estate assets	2,497
Amortization of lease-related costs	3,522
Deduct:
Adjustments for minority interest-consolidated entity (1)	(696)

FFO	$4,354

(1)	Relates to consolidated joint venture minority-interest portion of depreciation of real estate assets and amortization of lease-related costs.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before February 15, 2008 by amendment to this Form 8-K.

(b) Pro Forma Financial Information. See paragraph (a) above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: December 6, 2007	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer